As filed with the Securities and Exchange Commission on November 19, 2010.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	35-2108964

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410

(Address of Principal Executive Offices)	(Zip Code)
NiSource Inc. Retirement Savings Plan
(Full title of each plan)
David J. Vajda
Vice President, Treasurer
and Chief Risk Officer
NiSource Inc.
801 East 86th Avenue
Merrillville, Indiana 46410

(Name and address of agent for service)
(877) 647-5990

(Telephone number, including area code, of agent for service)
Copies of Correspondence to:

Robert E. Smith, Esq. Vice President and Assistant Corporate Secretary NiSource Inc. 801 East 86th Avenue Merrillville, Indiana 46410	Richard J. Helmreich, Esq. Porter, Wright, Morris & Arthur LLP 41 South High Street Columbus, Ohio 43215
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered (1)	per share	price	registration Fee
Common Stock, $0.01 par value per share	10,500,000	$17.24 (2)	$181,020,000 (2)	$12,906.73
Interests in the NiSource Inc. Retirement Savings Plan (3)	—	—	—	—

(1)	This Registration Statement shall be deemed to cover an indeterminate number of additional shares of NiSource Inc. Common Stock, $0.01 par value per share, as may be issuable pursuant to future stock dividends, stock splits, or similar transactions, pursuant to Rule 416(a) and (b) of the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended. The maximum aggregate offering price is based on 10,500,000 shares registered for issuance under the NiSource Inc. Retirement Savings Plan, multiplied by $17.24, the average of the high and low prices of the Common Stock, $0.01 par value per share, of NiSource Inc. as reported on the New York Stock Exchange on November 19, 2010, for proceeds of $181,020,000.

(3)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the NiSource Inc. Retirement Savings Plan.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23.B

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is filed by NiSource Inc., a Delaware corporation (the “Registrant”), relating to 10,500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees of the Registrant or any parent or subsidiary of the Registrant under the NiSource Inc. Retirement Savings Plan (the “Plan”), which Common Stock is in addition to the 12,000,000 shares of Common Stock registered on the Corporation’s Post-Effective Amendment No. 11 on Form S-8 to Form S-4, filed on November 2, 2000 (Commission File Nos. 333-33896-01 and 333-33896) (the “2000 Registration Statement”) and 1,492,416 shares of Common Stock registered on the Corporation’s Form S-8 filed on August 7, 2003 (File No. 333-107748) (the “2003 Registration Statement” and, together with the 2000 Registration Statement, the “Prior Registration Statements”).
     This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with Instruction E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the 2000 Registration Statement, to the extent relating to the registration of Common Stock under the Plan and interests in the Plan and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents, which have previously been filed by the Registrant or the Plan, as specified, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
     1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (filed on February 26, 2010 (File No. 001-16189).
     2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2009 (File No. 001-16189).
     3. The description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock” contained in the Registrant’s Amendment No. 1 to Registration Statement on Form S-4, filed on April 24, 2000 (File No. 333-33896-01), together with any amendment or report filed with the Commission for the purposes of updating such description.
     4. The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2009 (filed on June 29, 2010) (File No. 001-16189).
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit		Exhibit
Number		Description

4(a)		Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 10-Q filed on August 4, 2008).

4(b)		Bylaws of NiSource Inc., as amended and restated through May 11, 2010 (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 8-K filed on May 14, 2010).

5	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)	*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 incorporated herein by reference).

23(b)	*	Consent of Deloitte & Touche LLP.

24	*	Power of Attorney (contained on signature page hereto).

*	Filed herewith.
The undersigned Registrant hereby undertakes that it has submitted the Plan to the Internal Revenue Service (“IRS”) and will submit any amendment to the Plan to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on November 19, 2010.

NISOURCE INC.
By:	/s/ Robert C. Skaggs, Jr.
Robert C. Skaggs, Jr., President and
Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Stephen P. Smith, Jon D. Veurink, David J. Vajda, Carrie J. Hightman, and Robert E. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Robert C. Skaggs, Jr.	President, Chief Executive Officer and	November 19, 2010
Robert C. Skaggs, Jr.	Director (Principal Executive Officer)

/s/ Stephen P. Smith	Executive Vice President and Chief	November 19, 2010
Stephen P. Smith	Financial Officer (Principal Financial Officer)

/s/ Jon D. Veurink	Vice President and Chief Accounting Officer	November 19, 2010
Jon D. Veurink	(Principal Accounting Officer)

/s/ Ian M. Rolland	Chairman and Director	November 19, 2010
Ian M. Rolland

/s/ Richard A. Abdoo	Director	November 19, 2010
Richard A. Abdoo

/s/ Steven C. Beering	Director	November 19, 2010
Steven C. Beering

Name	Title	Date

/s/ Dennis E. Foster	Director	November 19, 2010
Dennis E. Foster

/s/ Michael E. Jesanis	Director	November 19, 2010
Michael E. Jesanis

/s/ Marty R. Kittrell	Director	November 19, 2010
Marty R. Kittrell

/s/ W. Lee Nutter	Director	November 19, 2010
W. Lee Nutter

/s/ Deborah S. Parker	Director	November 19, 2010
Deborah S. Parker

/s/ Richard L. Thompson	Director	November 19, 2010
Richard L. Thompson

/s/ Carolyn Y. Woo	Director	November 19, 2010
Carolyn Y. Woo

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on November 19, 2010.

NISOURCE INC. RETIREMENT SAVINGS PLAN
By:	NiSource Inc. Benefits Committee

By:	/s/ Robert D. Campbell
Robert D. Campbell
Member, Plan Committee

By:	/s/ Jon D. Veurink
Jon D. Veurink
Member, Plan Committee

By:	/s/ Joel L. Hoelzer
Joel L. Hoelzer
Member, Plan Committee

By:	/s/ Steven P. Smith
Steven P. Smith
Member, Plan Committee

By:	/s/ David J. Vajda
David J. Vajda
Member, Plan Committee

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NiSource Inc.
EXHIBITS

EXHIBIT INDEX

Exhibit		Exhibit
Number		Description

4(a)		Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 10-Q filed on August 4, 2008).

4(b)		Bylaws of NiSource Inc., as amended and restated through May 11, 2010 (incorporated by reference to Exhibit 3.1 to the NiSource Inc. Form 8-K filed on May 14, 2010).

5	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)	*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 incorporated herein by reference).

23(b)	*	Consent of Deloitte & Touche LLP.

24	*	Power of Attorney (contained on signature page hereto).

*	Filed herewith.